POAGE BANKSHARES, INC. ANNOUNCES THIRD STOCK REPURCHASE PROGRAM

November 20, 2013 -- Poage Bankshares, Inc., Ashland, Kentucky (NASDAQ: PBSK) (the “Company” or “Poage Bankshares”) today announced that its Board of Directors approved a program to repurchase, from time to time and subject to market conditions, up to 12,650 shares of Company outstanding common stock through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the "Third Repurchase Program"). The Third Repurchase Program will commence on November 21, 2013 and terminate prior to the mailing of the proxy statement for the approval of Poage Bankshare’s acquisition of Town Square Financial Corporation to its stockholders. The Company’s stock repurchases pursuant to the Third Repurchase Program is dependent on certain factors, including but not limited to, the timing of the mailing of the Town Square Financial Corporation proxy statement, the timing of the Town Square Financial Corporation special meeting to approve the merger agreement, market conditions and prices, available funds and alternative uses of capital.

In conjunction with the Board's authorization of the Third Repurchase Program, the Company's Board of Directors terminated the Company’s previous stock repurchase program, initially authorized on June 11, 2013 (the "Second Repurchase Program"). The Company terminated the Second Repurchase Program due to the price limitations on stock repurchases under the Second Repurchase Program and to facilitate compliance with SEC rules regarding stock repurchases during the pendency of its acquisition of Town Square Financial Corporation. Between June 11, 2013 and November 19, 2013, the Company repurchased 18,961 shares of common stock through the Second Repurchase Program.

Regarding the authorization of the Third Repurchase Program, Ralph E. Coffman, Jr. stated "Poage Bankshares is committed to increasing shareholder value over time, including through purchasing PBSK shares at reasonable market prices. While we acknowledge that stock repurchases during the pendency of a merger are limited by SEC rules, we believe this Third Repurchase Program is a worthwhile endeavor."

The Board of Directors of the Company may authorize a fourth stock repurchase program following completion of the Town Square Financial Corporation special meeting.

Company Information

Home Federal Savings and Loan Association, originally chartered in 1889, is a community financial institution serving Boyd, Greenup and Lawrence Counties in Kentucky and Lawrence and Scioto Counties in Ohio. Poage Bankshares, Inc, formed in 2011, serves as its holding company.

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Poage Bankshares, Inc. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Poage Bankshares, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.